Exhibit 10.13

HEYU LEISURE HOLIDAYS CORPORATION, UNITED STATES (CIK#:0001586573)

和 宇 休 闲 假 期 企 业 ( 上市代码 : 0001586573 )

Co-ordinating Address(U.S.): Westwood Business Centre 611 South Main Street, Grapevine, TX76051.

协调办公室地址 ( 美国 ) : 美国德克萨斯州格雷普韦恩南大街 611 号韦斯特伍德商务中心 邮编 : 76051

Operating Office Address (China): 13D Alishan Plaza, Block No 2, Lvling Road, Siming District, Xiamen City, Fujian Province 36100, China.

经营办公地址 ( 中国 ) : 中国厦门市思明区吕岭路 2 号阿里山大厦 13D。 邮编 : 361000

Office Address (Hong Kong): 17/F, Wheelock House, 20 Pedder Street, Central, Hong Kong

办公地址 ( 香港 ) : 香港中环毕打街 20 号会德丰大厦 17 楼

Tel : +1 817 410 4666 +1 817 410 4799 Ext4666 +(86) 592 5049622	Fax : +(86) 592 5049633	Web : www.heyulh.com
电话: +1 817 410 4666 +1 817 410 4799 Ext4666 +(86) 592 5049622	传真: +(86) 592 5049633	网址: www.heyulh.com

Dear Mr. Guan Chuan Tan

Re: Appoint as a Director of the HEYU LEISURE HOLIDAYS CORPORATION

On behalf of the Company I write to confirm your appointment as a director of the Company on the following terms:

1.	Your appointment, subject to re-election when appropriate by the Annual General Meeting of the Company shall be terminable by either you or the Company upon 90 days written notice.

2.	The fee payable for your services will be based on board meeting allowance.

3.	As a director, you will perform the duties normally attendant to that office, including (without limitation) attending board meetings, which are normally held twice a year.

4.	You will also be entitled to reasonable out-of-pocket expenses incurred in carrying out your duties.

5.	During the period of our appointment, you will comply with the Code of Conduct which incorporates the Stock Exchange Model Code for Securities Transactions by Directors.

6.	Notwithstanding the other provisions of this letter, the Company shall be entitled to terminate your appointment in accordance with the provisions of the Articles of Association of the Company.

7.	Both during the term of your appointment and after its termination, you will observe the obligations of confidentially which are attendant on the office of director.

Please confirm your agreement to the above by signing and returning to me the duplicate of this letter.

Yours sincerely

Ang Ban Siong

HEYU Group Managing Director

I confirm and agree to the above

Guan Chuan Tan

LISTS OF HEYU GROUP OF COMPANIES:
HEYU LEISURE HOLIDAYS CORPORATION, UNITED STATES HEYU DEVELOPMENT INVESTMENT CO.,LIMITED, HONG KONG	HEYU DEVELOPMENT & MANAGEMENT CORPORATION, UNITED STATES HEYU BIOLOGICAL TECHNOLOGY LIMITED, HONG KONG	HEYU CAPITAL LIMITED, HONG KONG HEYU AGRICULTURAL TECNOLOGY LIMITED, HONG KONG
HEYU ACADEMIC AND CULTURE DEVELOPMENT LIMITED, HONG KONG	HEYU FINANCE PAY COMPANY LIMITED, HONG KONG	XIAMEN HEYU TRADING COMPANY LIMITED, CHINA
XIAMEN HEYU HOTEL MANAGEMENT COMPANY LIMITED, CHINA	XIAMEN HEYU PROPERTY MANAGEMENT CONSULTING CO., LTD.( CHINA)	XIAMEN HEYU BIOTECHNOLOGY COMPANY LIMITED, CHINA
HEYU DEVELOPMENT SDN. BHD., MALAYSIA